UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 14, 2007

Motient Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	0-23044	93-0976127
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

300 Knightsbridge Pkwy. Lincolnshire, IL	60069
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:

847-478-4200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Forward Looking Statements

This Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements regarding our expected financial position and operating results, our business strategy, and our financing plans are forward-looking statements. These statements can sometimes be identified by our use of forward-looking words such as “may,” “will,” “anticipate,” “estimate,” “expect,” “project,” or “intend.” These forward-looking statements reflect our plans, expectations, and beliefs and, accordingly, are subject to certain risks and uncertainties. We cannot guarantee that any of such forward-looking statements will be realized.

Statements regarding factors that may cause actual results to differ materially from those contemplated by such forward-looking statements (“Cautionary Statements”) include, among others, those under the caption “Risk Factors” in our quarterly report on Form 10-Q for the period ended September 30, 2006. All of our subsequent written and oral forward-looking statements (or statements that may be attributed to us) are expressly qualified by the Cautionary Statements. You should carefully review the risk factors described in our other filings with the Securities and Exchange Commission from time to time.

Our forward-looking statements are based on information available to us today, and we undertake no obligation to update these statements. Our actual results may differ significantly from the results discussed.

Item 1.01.	Entry into a Material Definitive Agreement

Indenture and Notes

On February 14, 2007, TerreStar Networks Inc. (“TerreStar”), a majority-owned indirect subsidiary of Motient Corporation (“Motient”), issued $500 million aggregate principal amount of Senior Secured PIK Notes due 2014 (the “TerreStar Notes”) pursuant to an Indenture (the “Indenture”), dated as of February 14, 2007, among TerreStar, as issuer, the guarantors from time to time party thereto (the “Guarantors”) and U.S. Bank National Association, as trustee.

The TerreStar Notes have not been registered under the Securities Act nor under any state securities laws. The TerreStar Notes may not be offered or sold except under an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws.

The Indenture, including the form of TerreStar Notes, is filed as Exhibit 10.1 to this Current Report on Form 8-K, and the description of the terms of the Indenture and the TerreStar Notes in this Item 1.01 is qualified in its entirety by reference to such exhibit.

The TerreStar Notes bear interest from the date of issue at a rate of 15% per annum. If certain “milestones” are not met, additional interest of up to 1.5% per annum will accrue on the TerreStar Notes. Until and including February 15, 2011, interest on the TerreStar Notes will be payable in additional TerreStar Notes on each February 15 and August 15, starting August 15, 2007.

Thereafter, interest on the TerreStar Notes will be payable in cash on each February 15 and August 15, starting August 15, 2011. The TerreStar Notes are scheduled to mature on February 15, 2014.

The TerreStar Notes are secured by a first priority security interest in the assets of TerreStar, subject to certain exceptions, pursuant to a U.S. Security Agreement (the “Security Agreement”), dated as of February 14, 2007, among TerreStar, as issuer, and any entities that may become Guarantors (as defined in the Indenture) in the future under the Indenture in favor of U.S. Bank National Association, as collateral agent.

The TerreStar Notes are guaranteed (the “Guarantees”) on a senior secured basis by TerreStar Networks Holdings (Canada) Inc. (“TerreStar Canada Holdings”) and TerreStar Networks (Canada) Inc. (“TerreStar Canada”). The Guarantees are secured by a first priority security interest in the assets of TerreStar Canada Holdings and TerreStar Canada, subject to certain exceptions, pursuant to a Canadian Security Agreement (the “Canadian Security Agreement”), dated as of February 14, 2007, among TerreStar Canada Holdings, TerreStar Canada and U.S. Bank National Association, as collateral agent.

The TerreStar Notes are the senior secured obligations of TerreStar and will rank senior to its future debt that is expressly subordinated in right of payment to the TerreStar Notes. The TerreStar Notes rank equally with all of TerreStar’s future liabilities that are not so subordinated, and would be structurally subordinated to all the liabilities of any of TerreStar’s future subsidiaries that do not guarantee the TerreStar Notes.

The Guarantees are the senior secured obligations of TerreStar Canada Holdings and TerreStar Canada and rank senior to all of their existing and future debt that is expressly subordinated in right of payment to the Guarantees. The Guarantees rank equally with all of the existing and future liabilities of TerreStar Canada Holdings and TerreStar Canada that are not so subordinated.

U.S. Security Agreement

In connection with the issuance of the TerreStar Notes, TerreStar entered into the U.S. Security Agreement, pursuant to which TerreStar granted a security interest in certain assets in order to secure its obligations under the TerreStar Notes.

The U.S. Security Agreement is filed as Exhibit 10.2, to this Current Report on Form 8-K, and the description of the terms of the U.S. Security Agreement in this Item 1.01 is qualified in its entirety by reference to such exhibit.

Funding Agreement

In connection with the issuance of the TerreStar Notes, Motient, Motient Ventures Holding Inc., a wholly-owned subsidiary of Motient through which Motient holds its interest in TerreStar (“MVH”), and TerreStar entered into a letter agreement dated February 14, 2007 (the “Funding Agreement”), pursuant to which MVH agreed to contribute to TerreStar, at MVH’s option, either

(i) 8,644,406 shares of common stock issued by SkyTerra Communications, Inc. (“SkyTerra”) (such shares, the “SkyTerra Shares”) or (ii) cash in an amount equal to the proceeds (net of selling expenses and taxes) from the sale of the SkyTerra Shares to one or more third party buyers, in either case in exchange for a number of shares of common stock of TerreStar equal to the product of (A) (x) the average of the bid and ask prices for one SkyTerra Share at the close of trading on the last trading day prior to the day of such contribution divided by (y) the fair market value of one share of TerreStar common stock at the close of trading on such last trading day prior to the day of such contribution (as determined in good faith by the board of directors of TerreStar) multiplied by (B) 8,644,406. Such contribution will be made either (i) upon TerreStar’s demand at any time after the earlier of the date on which MVH’s equity interest in TerreStar equals or exceeds 80% or October 31, 2007 or (ii) at any time at MVH’s option.

The Funding Agreement also provides for the grant by MVH of a security interest in the SkyTerra Shares and the proceeds thereof to TerreStar. TerreStar’s interest under the Funding Agreement is pledged under the U.S. Security Agreement.

The Funding Agreement is filed as Exhibit 10.3 to this Current Report on Form 8-K, and the description of the terms of the Funding Agreement in this Item 1.01 is qualified in its entirety by reference to such exhibit.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

TerreStar, a majority-owned indirect subsidiary of Motient, has issued $500 million aggregate principal amount of TerreStar Notes. TerreStar’s financial statements are consolidated in Motient’s financial statements. The disclosure required by this item is included in Item 1.01 of this current report on Form 8-K and is incorporated herein by reference.

Item 7.01.	Regulation FD Disclosure.

Canadian Security Agreement

In connection with the issuance of the TerreStar Notes, TerreStar Canada Holdings and TerreStar Canada, each as a Guarantor, entered into the Canadian Security Agreement, pursuant to which they granted a security interest in certain of their assets in order to secure their obligations under the Guarantees of the TerreStar Notes.

Press Release

On February 15, 2007, TerreStar issued a press release announcing the closing of its sale of the TerreStar Notes. TerreStar plans to use $72.0 million of net proceeds from the sale of the Notes to repay certain indebtedness to Motient and the remainder for working capital and general corporate purposes, including the build out of its integrated satellite and terrestrial network.

Also on February 15, 2007, Motient announced that it has redeemed $200.0 million of its Senior Secured Notes due 2007.

A copy of the press release is attached as Exhibit 99.1. This exhibit is furnished, not filed, pursuant to Regulation FD.

Item 9.01.	Exhibits

(d)	Exhibits

Exhibit No.	Description of Exhibit
10.1	Indenture, dated as of February 14, 2007, among TerreStar Networks Inc., as issuer, the guarantors party thereto and U.S. Bank National Association, as trustee (including form of Senior Secured PIK Note due 2014).

10.2	U.S. Security Agreement, dated as of February 14, 2007, among TerreStar Networks Inc. and the future guarantors party thereto in favor of U.S. Bank National Association, as the trustee and collateral agent.

10.3	Funding Agreement, dated February 14, 2007, among Motient Corporation, Motient Ventures Holding Inc. and TerreStar Networks Inc.

99.1	Press Release, dated February 15, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOTIENT CORPORATION

Dated: February 15, 2007	By:	/s/ Jeffrey W. Epstein
	Name:	Jeffrey W. Epstein
	Title:	General Counsel and Secretary

Exhibit Index

Exhibit No.	Description of Exhibit
10.1	Indenture, dated as of February 14, 2007, among TerreStar Networks Inc., as issuer, the guarantors party thereto and U.S. Bank National Association, as trustee (including form of Senior Secured PIK Note due 2014).

10.2	U.S. Security Agreement, dated as of February 14, 2007, among TerreStar Networks Inc. and the future guarantors party thereto in favor of U.S. Bank National Association, as the trustee and collateral agent.

10.3	Funding Agreement, dated February 14, 2007, among Motient Corporation, Motient Ventures Holding Inc. and TerreStar Networks Inc.

99.1	Press Release, dated February 15, 2007.